UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2013

GENESIS BIOPHARMA, INC.
(EXACT NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

NEVADA	000-53172	75-3254381
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION)

11500 Olympic Boulevard, Suite 400, Los Angeles CA 90064
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (866) 963-2220

N/A
(Former name or former address, if changed since last report)

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR

230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR

240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 40.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On January 14, 2013, Genesis Biopharma, Inc.’s (the “Company”) Chief Executive Officer Anthony J. Cataldo, with the consent of the Company’s Board of Directors, undertook a leave of absence from his position as the Company’s Principal Executive Officer without prejudice to his rights under his employment agreement.  During the leave of absence, Mr. Cataldo will remain a director of the Company.

(c)           On January 14, 2013, General (Ret.) Merrill A. McPeak, who has served as a member of the Company’s Board of  Directors since July 2011 and is a member of the Company’s Compensation Committee, was appointed to serve as interim Chief Executive Officer.

General McPeak currently is the President of McPeak and Associates, a consulting firm that he founded in 1995. He has previously served as a director of several public companies, including Tektronix, Inc., Trans World Airlines, Inc., and ECC International Corp., where he was for many years the chairman of the Board. Since 2010, General McPeak has served as lead outside director of Miller Energy Resources, Inc., a public company engaged in oil and gas exploration, production and related property management, and since August 2008 as a director of Point Blank Solutions, Inc., a former public company that on April 14, 2010 filed a voluntary petition for relief under Chapter 11 of the United States Code in the U.S. Bankruptcy Court for the District of Delaware. General McPeak also currently serves as a director of many other companies, including, since April 2005, DGT Holdings, Corp., a public company that develops, manufactures and markets medical and dental imaging systems and power conversion subsystems and components worldwide and, since November 2010 Derycz Scientific Inc. He is Chairman of the Board of Coast Plating, Inc., a privately held provider of metal processing and metal finishing services. For nearly a decade, he was Chairman of the Board of Ethicspoint, Inc., a provider of risk management and compliance software-as-a-service, including secure, anonymous reporting of ethical violations in the workplace. Ethicspoint was acquired by private equity in February 2012. General McPeak continues as a director of the company, now rebranded Navex Global.

From 1990 until his retirement from active military service in late-1994, General McPeak was Chief of Staff of the United States Air Force. As a member of the Joint Chiefs of Staff, General McPeak was a military advisor to the Secretary of Defense and the President of the United States. General McPeak received a Bachelor of Arts degree in economics from San Diego State College and a Master of Science degree in international relations from George Washington University, and is a member of the Council on Foreign Relations. In 2011, General McPeak was appointed Chairman of the American Battle Monuments Commission, the federal agency that oversees care and maintenance of 24 cemeteries abroad that constitute the final resting place for almost 125,000 American war dead.

General McPeak has agreed to serve in the position of Interim Chief Executive Officer without any compensation agreement or arrangement with the Company at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS BIOPHARMA, INC.

Date: January 17, 2013	By:	/s/ Michael Handelman
Michael Handelman
Chief Financial Officer